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                                                                      EXHIBIT 23

                            HENRY L. CREEL CO., INC.
                           Certified Public Accountant
                                 (216) 491-0800
                               FAX (216) 491-0803

May 14, 2002


To Whom It May Concern:

The firm of Henry L. Creel Co., Inc., Certified Public Accountant, consents to the inclusion of its report dated May 11, 2002 on the Financial Statements of AuGRID of Nevada, Inc. (the "Company") included in the Company's report on Form 10-QSB for the fiscal quarter ended March 31, 2002.

Respectfully,

/s/ Henry L. Creel

Henry L. Creel, CPA









                    3587 LEE ROAD SHAKER HEIGHTS, OHIO 44120